EXHIBIT 99.1

                news release

CONTACT:
Cheryl D. Hodges Omnicare, Inc. (859) 392-3331

Melissa Tommaso Sun Healthcare Group, Inc. (505) 468-4582

Omnicare to Acquire SunScript Pharmacy Business

COVINGTON, Ky, and IRVINE, Ca, June 17, 2003 - Omnicare, Inc. (NYSE: OCR), a leading provider of pharmaceutical care for the elderly, and Sun Healthcare Group, Inc. (OTC: SUHG.OB), one of the nation's largest providers of long-term, subacute and related specialty healthcare services, today announced that Omnicare has agreed to acquire Sun Healthcare's pharmaceutical services business, SunScript Pharmacy Corporation, for total consideration of up to $90 million in cash, of which $75 million is payable at closing and up to $15 million is payable post-closing, subject to reduction.

The SunScript pharmacy services business, based in Albuquerque, New Mexico, provides pharmaceutical products and related consulting services for skilled nursing and assisted living facilities comprised of approximately 43,000 beds located in 19 states (excluding beds in Sun Healthcare facilities that are being turned over to facility landlords as part of Sun Healthcare's previously announced restructuring). SunScript serves these facilities through its network of 31 long-term care pharmacies. SunScript also operates specialty pharmacy businesses for patients suffering from diabetes and chronic respiratory diseases.

Omnicare expects that the SunScript business to be acquired will generate revenues of approximately $180 million on an annualized basis (excluding revenues from Sun Healthcare facilities that, as noted above, are being divested). Given the economies of scale and cost synergies anticipated by Omnicare to result from the acquisition, the transaction will be accretive to Omnicare's earnings in 2003 and beyond.

"We are pleased to enter into this agreement to acquire the SunScript pharmacy business as we have long known it to be a high quality and well-regarded provider of pharmacy services and one that will enhance our market presence," said Joel F. Gemunder, Omnicare's President and Chief Executive Officer. "This is an excellent opportunity for both Omnicare and SunScript given the economies of scale and the substantial resources that Omnicare can bring to the SunScript pharmacy business, including our broad array of clinical programs, enhancing the services provided to SunScript's client facilities and the residents they serve."

Richard K. Matros, Chairman and Chief Executive Officer of Sun Healthcare, said "We had previously reported that we were engaged in the process of restructuring our business and pursuing potential sales of our assets. The completion of this sale will be good news in that it provides us with additional liquidity allowing us to pay off our Term Loan in full and be able to make a substantial payment against our Revolving Term Loan." Mr. Matros continued, "I am proud of the many contributions to Sun's success made by the employees of SunScript Pharmacy Corporation over the years. This transaction will ensure that Sun Healthcare facilities and residents continue to receive high-quality pharmacy services, now backed by Omnicare's national resources and support."

The consummation of the transaction is subject to Omnicare's completion of due diligence, approval of the transaction by the Board of Directors of Omnicare, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the satisfaction of other customary closing conditions. It is expected that the transaction will close during the third quarter of 2003.

Omnicare, based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly. Omnicare serves residents in long-term care facilities comprising approximately 935,000 beds in 47 states, making it the nation's largest provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers. Omnicare also provides clinical research services for the pharmaceutical and biotechnology industries in 29 countries worldwide. For further information about the company, please visit www.omnicare.com.

Headquartered in Irvine, California, Sun Healthcare Group, Inc. owns many of the country's leading healthcare providers. Through its wholly owned Sunbridge Healthcare Corporation subsidiary and certain affiliated companies. Sun operates more than 190 long-term and post-acute care facilities in 24 states. In addition, the Sun Healthcare Group family of companies provides high quality therapy, pharmacy, home care and other ancillary services for the healthcare industry. For further information about the company, please visit www.sunh.com.

Statements in this press release concerning the transaction value of the SunScript acquisition; the expected benefits from the SunScript acquisition, including economies of scale, cost synergies, and its impact on Omnicare's earnings, revenues and market presence; the benefits to SunScript's client facilities and residents served; expectations concerning Sun Healthcare's use of proceeds from the sale of SunScript; and the anticipated timing of the closing of the acquisition, together with other statements that are not historical, are forward-looking statements that are estimates reflecting the best judgment of Omnicare and Sun Healthcare based on currently available information. Such risks, uncertainties, contingencies and other factors, many of which are beyond the control of Omnicare and Sun Healthcare, include overall economic, financial and business conditions; trends for the continued growth of the businesses of Omnicare and Sun Healthcare; the satisfaction of closing conditions to the acquisition; the ability of Omnicare to integrate the SunScript acquisition; the realization of anticipated revenues, economies of scale, cost synergies and profitability; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the impact and pace of pharmaceutical price increases; delays and further reductions in reimbursement by the government and other payors to customers and to Omnicare and SunScript as a result of pressure on federal and state budgets due to the continuing economic downturn and other factors; the overall financial condition of Omnicare's and SunScript's customers; Omnicare's ability to assess and react to the financial condition of its customers; the impact of seasonal illness trends on the business of Omnicare and SunScript; the ability of vendors and business partners to continue to provide products and services to Omnicare; the continued successful integration of acquired companies, including NCS HealthCare, Inc., and the ability to realize anticipated revenues, economies of scale, cost synergies and profitability; the continued availability of suitable acquisition candidates; pricing and other competitive factors in the industry; increases or decreases in reimbursement; the effect of new government regulations, executive orders and/or legislative initiatives, including those relating to reimbursement and drug pricing policies and changes in the interpretation and application of such policies; government budgetary pressures and shifting priorities; efforts by payors to control costs; the outcome of litigation; the failure of Omnicare or the long-term care facilities it serves to obtain or maintain required regulatory approvals or licenses; loss or delay of contracts pertaining to Omnicare's contract research organization business for regulatory or other reasons; the ability of clinical research projects to produce revenues in future periods; the ability to attract and retain needed management; the impact and pace of technological advances; the ability to obtain or maintain rights to data, technology and other intellectual property; the impact of consolidation in the pharmaceutical and long-term care industries; continued funding of Sun Healthcare by its lenders while Sun Healthcare remains in default under its loan agreements; the ability of Sun Healthcare to complete asset sales on a timely basis to provide liquidity; further consolidation of managed care organizations and other third-party payors; competition in Omnicare's and Sun Healthcare's businesses; potential liability for losses not covered by, or in excess of, insurance; competition for qualified staff in the healthcare industry; Sun Healthcare's ability to control operating costs, return to profitability and generate sufficient cash flow to meet operational and financial requirements; Sun Healthcare's ability to complete a restructuring of the company to create a viable entity; volatility in the market for Omnicare's stock and in the financial markets generally; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; access to capital and financing; the demand for Omnicare's products and services; variations in costs or expenses; changes in tax law and regulation; changes in accounting rules and standards; and other risks and uncertainties described in Omnicare's and Sun Healthcare's reports and filings with the Securities and Exchange Commission.

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